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                                                                   EXHIBIT 5
Theodore R. Tetzlaff          Tenneco
General Counsel               1275 King Street
                              Greenwich, Connecticut 06831 2946

                              Tel 203-863-1144

                              Fax 203-863-1118


                                                [LOGO OF TENNECO APPEARS HERE]


                                                        March 31, 1997

Tenneco Inc.
1275 King Street
Greenwich, Connecticut 06831

As General Counsel of Tenneco Inc., a Delaware corporation (herein called the "Company"), I am familiar with the authorization of the issuance of debentures, notes and other debt obligations of the Company in an aggregate principal amount not to exceed $700,000,000 (herein called the "Securities"). A Registration Statement on Form S-3 relating to the Securities is being filed by the Company under the Securities Act of 1933, as amended (the "Act"), and the Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Act. The Securities are to be issued under an Indenture dated as of November 1, 1996 between the Company and The Chase Manhattan Bank as Trustee (herein called the "Indenture").

I am familiar with the Company's Certificate of Incorporation and all amendments thereto and have examined all statutes, corporate records and other instruments and documents which I have deemed it necessary to examine for the purposes of this opinion.

Based upon the foregoing, I am of the opinion that when (i) any Supplemental Indentures relating to the Securities have been duly executed and delivered pursuant to authorization of the Board of Directors of the Company, (ii) the terms of the Securities shall have been fixed by or pursuant to authorization of the Board of Directors of the Company, (iii) the Company's officers shall have duly executed the Securities (manually or in facsimile) pursuant to such authorization, (iv) the Securities
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Tenneco Inc.

March 31, 1997
Page 2

shall have been duly authenticated by the Trustee under the Indenture or any Supplemental Indentures relating thereto and sold pursuant to such authorization, and (v) payment of the agreed consideration for such Securities shall have been received by the Company, such Securities will be legally issued and binding obligations of the Company.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid Registration Statement and to the use of my name therein. In giving this consent I do not admit that I am in the category with persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                              Very truly yours,

                                              /s/ Theodore R. Tetzlaff
                                              -------------------------
                                              Theodore R. Tetzlaff